Exhibit 99.1

PRESS RELEASE

INX Announces Third Quarter 2011 Results

DALLAS--(BUSINESS WIRE)--November 17, 2011--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced financial results for its third quarter ended September 30, 2011.

FINANCIAL RESULTS:

For the quarter ended September 30, 2011 compared to the same period in the prior year:

•	Total revenue increased 16.3% to $98.7 million from $84.9 million.
•	Product revenue increased 14.4% to $84.7 million from $74.0 million, with gross profit margin on product revenue decreasing to 19.4% compared to 22.5%.
•	Service revenue increased 29.0% to $14.0 million from $10.9 million, with gross profit margin on service revenue increasing to 24.8% compared to 22.8%.
•	Gross profit on total revenue increased 4.0% to $19.9 million compared to $19.2 million.
•	Gross profit margin on total revenue decreased to 20.2% compared to 22.6%.
•	Operating income was $1.2 million compared to $1.8 million.
•	Net income was $2.6 million (including the below-mentioned income tax benefit) compared to $0.9 million.
•	Diluted net income per share was $0.25 compared to $0.09.
•	The current year period includes an income tax benefit of $1.4 million compared to income tax expense of $0.8 million related to a change in the effective tax rate.
•	Non-GAAP EBITDA (see reconciliation to GAAP below) decreased 10.6% to $2.8 million compared to $3.1 million.

For the nine months ended September 30, 2011 compared to the same period in the prior year:

•	Total revenue increased 23.3% to $294.6 million from $239.0 million.
•	Product revenue increased 23.2% to $257.7 million from $209.2 million, with gross profit margin on product revenue decreasing to 19.2% compared to 20.4%.
•	Service revenue increased 23.7% to $36.9 million from $29.8 million, with gross profit margin on service revenue increasing to 22.9% compared to 20.4%.
•	Gross profit on total revenue increased 19.1% to $58.1 million compared to $48.8 million.
•	Gross profit margin on total revenue decreased to 19.7% compared to 20.4%.
•	Operating loss was $1 million compared to operating income of $2.2 million.
•	Net income was $1.7 million compared to $6.8 million.
•	Diluted net income per share was $0.16 compared to diluted net income of $0.69.
•	The current year period includes a non-cash charge of $1.2 million for the impairment of goodwill and intangible assets compared to $0.6 million in the prior year period.
•
The current year period includes an income tax benefit of $2.6 million compared to  $4.4 million for the prior year period, which prior year period amount related to releasing the deferred tax valuation allowance.

•	Non-GAAP EBITDA (see reconciliation to GAAP below) decreased 36.5% to $4.0 million compared to $6.4 million.
•
Non-GAAP EBITDA, adjusted for expenses to third parties associated with the restatement effort of approximately $5.0 million and $2.1 million respectively, increased 6.8% to $9.0 million compared to $8.5 million.

Commenting on the financial results, Mark Hilz, INX's President and CEO, said, “We are pleased with our revenue performance and overall results for the third quarter.  Revenue was better than our expectations of $87 million to $93 million for the quarter.  As was the case for our second quarter, part of this higher than expected revenue was due to a number of transactions closing late in the quarter, some of which we had expected to close in the fourth quarter.  We incurred expenses of approximately $0.3 million in the third quarter related to continued efforts to remediate internal control weaknesses and moving our accounting department to our Dallas headquarters location.  In addition, we incurred expenses of approximately $0.1 million in the third quarter related to the previously announced agreement to merge with Presidio.”

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

On November 1, 2011 the company announced that it had entered into a definitive agreement with Presidio, Inc. whereby Presidio will acquire all of the outstanding common stock of INX.  The transaction is expected to close in early 2012, subject to the receipt of shareholder approval and other customary closing conditions.  Under the terms of the agreement, INX shareholders will receive $8.75 per share in cash.  INX’s board of directors has approved the merger agreement and is recommending that INX shareholders adopt the agreement.  Presidio is a leading provider of professional and managed services for advanced IT solutions.

The revenue outlook listed below is based on our current contracts backlog, customer billings, recent contract bookings trends, management’s estimated sales pipeline, and our estimates of product availability from our vendors.

For the fourth quarter ending December 31, 2011 we currently expect:

•	Total revenue of $90 million to $96 million, which would represent an increase of 23.3% to 31.6% compared to the prior year period
•	Services revenue of $13 million to $14.5 million, which would represent an increase of 27.3% to 42.0% compared to the prior year period.
•	Approximately $0.3 million in elevated costs related to enhanced auditing and internal controls over financial reporting remediation.
•	Approximately $0.6 million of legal fees and other expenses related to the announced merger of the Company with Presidio.

Commenting on the Company's outlook, Mark Hilz, INX's President and CEO, said, “Our sales pipeline coming into the fourth quarter remained solid despite heightened concerns by some customers over the state of the economy.    On the expense side, although costs related to outside third parties involved with the continued improvement of accounting systems and process and remediation of internal controls deficiencies have decreased substantially as compared to earlier in the year, we expect to continue to incur higher than normal expenses. These increased costs are due to more extensive quarterly reviews by our external auditors and certain internal costs related to remediating internal control weaknesses as well as costs related to transitioning our accounting and finance personnel to Dallas.  We expect these expenses will be approximately $0.2 million higher than what we would normally expect in the fourth quarter.  In addition, we expect to incur legal fees and other expenses of approximately $0.6 million in the fourth quarter related to the announced proposed transaction with Presidio.”

SAFE HARBOR STATEMENT:

The financial results presented in this press release are preliminary and subject to change until the Company files its Form 10-Q for the quarter ended September 30, 2011 with the Securities and Exchange Commission.  The statements contained in this document that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.  In addition, any forward-looking statement relating to the proposed transaction with Presidio are subject to various risks and uncertainties, including uncertainties as to the timing of the proposed transaction, the possibility that alternative acquisition proposals will be made and the possibility that various closing conditions for the proposed transaction may not be satisfied or waived.

The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•	The Company’s ability to consummate the announced agreement to merge with Presidio, Inc.
•	Events that occur after the date of this announcement, as the results contained herein are subject to change based upon events or changes to circumstances subsequent to this announcement.
•	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems products and services.
•	Credit and financial market conditions that could impact customers' ability to finance purchases.
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.
•
The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company's ability to finance its business operations.
•	Risks associated with the Company’s ability to increase revenues and gain market share in recently opened new markets.
•	Risks associated with the Company’s introduction of offerings of additional areas of technology.
•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key suppliers.
•	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.
•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in the costs of operating its business.
•	Unexpected customer contract cancellations.
•	Unexpected losses related to customer credit risk.
•	Uncertainties related to rapid changes in the information and communications technology industries.
•	Catastrophic events.
•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.INXI.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP based unified communications and data center/cloud infrastructure solutions for enterprise organizations.  Through its suite of technology offerings, INX provides organizations with advanced architecture solutions that also focus on the enabling infrastructure.  Services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and cloud computing solutions incorporating both data center and desktop virtualization.  Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies.  Because of its focus, expertise and experience, INX believes it delivers superior results for its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.:
   Mark Hilz
   Chief Executive Officer
   (469) 549-3800

Hayden IR:
   Brett Maas   (646) 536-7331
   Brett@Haydenir.com

FINANCIAL STATEMENTS:
 INX INC.
CONDENSED BALANCE SHEETS
(In thousands, except share and par value amounts)

	September 30, 2011	December 31, 2010
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$7,076	$12,089
Accounts receivable, net of allowance of $885 and $651	79,917	64,493
Inventory, net	8,953	3,239
Deferred costs	7,253	2,767
Deferred income taxes	7,612	4,146
Other current assets	1,154	960
Total current assets	111,965	87,694
Property and equipment, net of accumulated depreciation of $8,977 and $7,312	5,213	4,793
Goodwill	12,490	13,532
Intangible assets, net of accumulated amortization of $2,424 and $1,946	269	1,015
Deferred income taxes	4,492	2,029
Other assets	193	75
Total assets	$134,622	$109,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$93	$178
Accounts payable floor plan	58,901	41,129
Accounts payable	6,975	9,423
Accrued payroll and related costs	9,091	7,145
Accrued expenses	3,498	4,189
Deferred revenue	8,139	4,055
Other current liabilities	2,268	1,461
Total current liabilities	88,965	67,580
Non-current liabilities:
Non-current portion of capital lease obligations	—	55
Other liabilities	920	659
Total liabilities	89,885	68,294

Commitments and contingencies (Note 10)

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 9,760,973 and 9,514,542 issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	97	95
Additional paid-in capital	60,013	57,777
Accumulated deficit	(15,373)	(17,028)
Total stockholders’ equity	44,737	40,844
Total liabilities and stockholders’ equity	$134,622	$109,138

INX INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2011	2010

Revenue:
Products	$84,689	$74,027
Services	14,040	10,886
Total revenue	98,729	84,913
Cost of goods and services:
Products	68,254	57,355
Services	10,557	8,407
Total cost of goods and services	78,811	65,762
Gross profit	19,918	19,151
Selling, general and administrative expenses	18,732	17,392
Operating income	1,186	1,759
Interest and other income (expense), net	4	(12)
Income before income taxes	1,190	1,747
Income tax expense (benefit)	(1,423)	820
Net income	$2,613	$927

Net income per share:
Basic	$0.27	$0.10
Diluted	$0.25	$0.09

Weighted average shares – basic	9,739,308	9,294,873
Weighted average shares – diluted	10,312,818	9,880,852

 INX INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010

Revenue:
Products	$257,691	$209,191
Services	36,902	29,825
Total revenue	294,593	239,016
Cost of goods and services:
Products	208,099	166,521
Services	28,433	23,743
Total cost of goods and services	236,532	190,264
Gross profit	58,061	48,752
S Selling, general and administrative expenses	59,058	46,510
Operating (loss) income	(997)	2,242
Interest and other income, net	35	68
(Loss) income before income taxes	(962)	2,310
Income tax benefit	(2,617)	(4,443)
Net (loss) income	$1,655	$6,753

Net (loss) income per share:
Basic	$0.17	$0.73
Diluted	$0.16	$0.69

Weighted average shares – basic	9,644,100	9,201,862
Weighted average shares – diluted	10,233,511	9,798,140

ABOUT NON-GAAP MEASURES:

In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements.  The Company uses the term EBITDA which is calculated as GAAP net income plus net interest income/expense, income tax expense/benefit, and depreciation and amortization.  The Company also uses the term Non-GAAP Adjusted EBITDA which is calculated as EBITDA plus non-cash equity compensation expense, non-cash asset impairment charges, adjustments to estimated contingent purchase consideration, and discontinued operations.  The Company believes that providing these non-GAAP measures in its communications with investors is useful to investors for a number of reasons. These non-GAAP measures provide a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance. A reconciliation of non-GAAP financial measures to GAAP basis can be found below (amounts in thousands except share and per share amounts).

	3 Months Ended September 30,
	2011	2010

GAAP net income	$2,613	$927
Interest (income) expense	(4)	12
Income tax expense (benefit)	(1,423)	820
Depreciation & amortization	734	696
EBITDA	1,920	2,455
Non-cash equity compensation	860	653
Asset impairment charges	-	-
Contingent earnout adjustments	-	-

Adjusted EBITDA	$2,780	$3,108

Expenses related to restatement	-	1,375
Adjusted EBITDA excluding restatement expenses	$2,780	$4,483

	9 Months Ended September 30,
	2011	2010

GAAP net (loss) income	$1,655	$6,753
Interest (income) expense	(35)	(68)
Income taxes (benefit)	(2,617)	(4,443)
Depreciation & amortization	2,253	2,135
EBITDA	1,256	4,377
Non-cash equity compensation	1,584	1,645
Asset impairment charges	1,188	594
Contingent earnout adjustments	15	(254)

Adjusted EBITDA	$4,043	$6,362

Expenses related to restatement	4,986	2,095
Adjusted EBITDA excluding restatement expenses	$9,029	$8,457